                                                     Filing Under Rule 424(b)(2)
                                                  Registration File No. 33-45793




Pricing Supplement No. 60  Dated: December 4, 1995



(To Prospectus  dated July 13, 1992 and Prospectus  Supplement dated October 25,
1993)



                                 TRIBUNE COMPANY
                                  $300,000,000
                MEDIUM-TERM NOTES, SERIES C Due from Nine Months
                           or More from Date of Issue



PRINCIPAL AMOUNT:                                    $10,000,000
ORIGINAL ISSUE DATE:                                 December 7, 1995
MATURITY DATE:                                       December 10, 2002
INTEREST RATE:                                       5.95%
INTEREST PAYMENT DATES:                              May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:                None
ABILITY TO REDEEM AT HOLDER OPTION:                  None
DENOMINATED CURRENCY:                                U.S. Dollars
ADDITIONAL TERMS:                                    None


The Agent: Goldman, Sachs & Co. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.


DCG/jo

                                                     Filing Under Rule 424(b)(2)
                                                  Registration File No. 33-45793



Pricing Supplement No. 61  Dated: December 4, 1995



(To Prospectus  dated July 13, 1992 and Prospectus  Supplement dated October 25,
1993)




                                 TRIBUNE COMPANY
                                  $300,000,000
                MEDIUM-TERM NOTES, SERIES C Due from Nine Months
                           or More from Date of Issue


PRINCIPAL AMOUNT:                                    $10,000,000
ORIGINAL ISSUE DATE:                                 December 7, 1995
MATURITY DATE:                                       December 10, 2002
INTEREST RATE:                                       5.95%
INTEREST PAYMENT DATES:                              May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:                None
ABILITY TO REDEEM AT HOLDER OPTION:                  None
DENOMINATED CURRENCY:                                U.S. Dollars
ADDITIONAL TERMS:                                    None


The Agent: Salomon Brothers Inc. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.



DCG/jo

                                                     Filing Under Rule 424(b)(2)
                                                  Registration File No. 33-45793

Pricing Supplement No. 62  Dated: December 4, 1995


(To Prospectus  dated July 13, 1992 and Prospectus  Supplement dated October 25,
1993)


                                 TRIBUNE COMPANY
                                  $300,000,000
                MEDIUM-TERM NOTES, SERIES C Due from Nine Months
                           or More from Date of Issue

PRINCIPAL AMOUNT:                                    $10,000,000
ORIGINAL ISSUE DATE:                                 December 7, 1995
MATURITY DATE:                                       December 10, 2002
INTEREST RATE:                                       5.95%
INTEREST PAYMENT DATES:                              May 15 & November 15
ABILITY TO REDEEM AT TRIBUNE COMPANY:                None
ABILITY TO REDEEM AT HOLDER OPTION:                  None
DENOMINATED CURRENCY:                                U.S. Dollars
ADDITIONAL TERMS:                                    None


The Agent: Merrill Lynch & Co. may sell Notes to any broker/dealer at a discount and such discount allowed to any broker/dealer will not be in excess of 66-2/3% of the discount to be received by the Agent from the Company.



DJG/jo